UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2011

AFFYMETRIX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-28218	77-0319159
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3420 Central Expressway

Santa Clara, California 95051

(Address of principal executive offices) (Zip Code)

(408) 731-5000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

The purpose of this Current Report on Form 8-K/A is to amend the Current Report on Form 8-K (the "Original Filing") of Affymetrix, Inc. (the "Company"), filed on June 2, 2011, announcing the appointment of Frank Witney, Ph.D. as the Company’s President and Chief Executive Officer, and the departure of the prior President and Chief Executive Officer, Kevin M. King. The Original Filing described the terms of Dr. Witney's at-will offer letter with the Company and the separation agreement between the Company and Mr. King. This Form 8-K/A is being filed solely to file the at-will offer letter and separation agreement as exhibits to the Original Filing. All other information in the Original Filing remains unchanged.

Item 9.01   Financial Statements and Exhibits

(d)     Exhibits.

Exhibit No.	Description

10.43	Offer Letter from the Company to Frank Witney dated May 26, 2011
10.44	Separation Agreement between the Company and Kevin M. King dated May 31, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFYMETRIX, INC.

By:	/s/ TIMOTHY C. BARABE
	Name:	Timothy C. Barabe
	Title:	Executive Vice President and Chief Financial
Officer, Treasurer and Principal Financial Officer

Dated: August 4, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.43	Offer Letter from the Company to Frank Witney dated May 26, 2011
10.44	Separation Agreement between the Company and Kevin M. King dated May 31, 2011